Exhibit 10.33

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Omnibus Amendment

This Omnibus Amendment (this “Amendment”), effective as of February 3, 2022, is entered into by and between ARTIVA BIOTHERAPEUTICS, INC., a Delaware corporation (“Artiva”), having its principal place of business at 4747 Executive Drive, Suite 1150, San Diego, CA 92121 and GC CELL CORPORATION (F/K/A GREEN CROSS LABCELL CORPORATION), a Korean corporation (“GC Cell” or “GCLC”), with its principal place of business at 107, Ihyeon-ro 30 beon-gil, Giheung-gu, Yongin-si, Gyeonggi-do, 16924, Republic of South Korea.

WHEREAS, Artiva and GC Cell are party to (i) that certain Option and License Agreement dated September 4, 2019, as amended on June 23, 2020 (the “Option and License Agreement”), (ii) that certain Selected Product License Agreement (AB-101) dated November 21, 2019 (the “AB-101 Agreement”), (iii) that certain Selected Product License Agreement (AB-201) dated September 29, 2020 (the “AB-201 Agreement”), (iv) that certain Selected Product License Agreement (AB-202) dated March 24, 2021 (the “AB-202 Agreement”, and together with the AB-101 Agreement and AB-201 Agreement, the “Selected Product License Agreements”), and (v) Master Research Services Agreement dated August 3, 2020 (the “Research Services Agreement”, and together with the Option and License Agreement and the Selected Product License Agreements, the “Agreements”); and

WHEREAS, Artiva and GC Cell find it in their respective interests to amend certain provisions of the Agreements as set forth below.

NOW THEREFORE, for consideration duly given, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the following:

1.	Except as expressly amended hereby, the Agreements shall continue to remain in full force and effect in accordance with its terms.

2.	The Option and License Agreement is hereby amended as follows:

a.	The following definitions are added to Section 1 of the Option and License Agreement:

“Artiva Originated Product” shall mean any Licensed Product that is expected to be covered by both GCLC Core Technology and Patents or Information Controlled by Artiva or its Sublicensees.

“Artiva Originated Product Option Exercise Period” shall mean, with respect to an Artiva Originated Product, the time period commencing on the Effective Date and ending upon [***].

“Change of Control” shall mean either: (a) a sale of all or substantially all of the assets of a Party to which this Agreement relates in one or a series of integrated transactions to a Third Party, or (b) the acquisition of a Party by a Third Party by means of any transaction or series of related transactions (including any stock acquisition, merger or consolidation), in which transaction or series of transactions the holders of outstanding voting securities of such Party immediately prior to such transaction do not beneficially own, directly or indirectly, at least 50% of the combined outstanding voting power of the acquiring entity (or of such Party if it is the surviving entity in such transaction), or its direct or indirect parent entity, immediately after such transaction or series of related transactions.

b.	The following is newly added as Section 2.3.1 of the Option and License Agreement:

“GCLC additionally expressly reserves the right to:

(a)    use or practice any GCLC Core Technology either itself or through its third-party designee to be identified in writing to Artiva (“GCLC Designee”), to manufacture any Licensed Product in the Field in the Territory (i) for Artiva, or (ii) solely for sale and use outside of the Territory; and

(b)    manufacture any Licensed Product in the Field in the Territory as long as GCLC and GCLC Designee does not use or practice any GCLC Core Technology, Selected Product Patents, or GCLC’s interest in Joint Inventions and Joint Patents.

For the avoidance of doubt, unless permitted pursuant to the above-described reservation, GCLC Core Technology, Selected Product Patents, Joint Inventions, and Joint Patents may not be used by GCLC or GCLC Designee other than with Artiva’s prior written consent granted (through a license grant back to GCLC specific to the applicable campaign) on a case-by-case basis, at Artiva’s sole discretion. Artiva and GCLC shall engage in good faith consultation in relation to such proposed use. Artiva shall have audit rights through an independent third party to confirm GCLC’s (and GCLC Designee’s) non-use of GCLC Core Technology in its CDMO business. If such audit reveals unpermitted use of GCLC Core Technology, Artiva shall be entitled to obtain timely injunctive relief as to such unpermitted activities, as well as such further relief and penalties as may be granted by a court of competent jurisdiction.”

c.	The following is newly added as Section 3.4 of the Option and License Agreement:

“3.4 Joint Oversight Committee.

(a)    Formation; Governance. The Parties shall establish a Joint Oversight Committee (“JOC”), which shall have the same composition and governance structure as the JDC, as set forth in Section 3.2(a), (c), (d), (e), (f) and (g), in each case as applied to the JOC, provided that JOC members from each Party shall include the Chief Executive Officer and other senior executives designated by each party.

(b)    Purpose. The JOC’s purpose shall be to share information related to Artiva Originated Products that comprise elements of GCLC Core Technology, provided that Artiva shall not be obligated to share any information that is prohibited by a third party or that is material non-public information. In particular, Artiva shall share through the JOC the identity of the target for any Artiva Originated Product upon Artiva actively engaging in preclinical activities for such product and shall provide reasonable updates thereafter with respect to the research and development, and commercialization plans for such product. Such information sharing related to Artiva Originated Products shall be provided on an annual basis upon a Change of Control of Artiva.”

d.	The following is newly added as Section 5.8 of the Option and License Agreement:

“5.8 Option for Artiva Originated Products.

(a)    Grant of Artiva Originated Product Option. Subject to the terms and conditions of this Agreement, with respect to each Artiva Originated Product on a product-by-product basis, GCLC hereby grants to Artiva, during the applicable Artiva Originated Product Option Exercise Period, a fully paid-up and exclusive option to extend the Core License to be a worldwide license (each, an “Artiva Originated Product Option”).

(b)    Exercise of Artiva Originated Product Option. Artiva may, in its sole discretion, exercise the Artiva Originated Product Option with respect to each Artiva Originated Product (the “Artiva Originated Product Option Exercise”) at any time during the applicable Artiva Originated Product Option Exercise Period upon delivery of written notice of exercise of such Artiva Originated Product Option to GCLC (the “Artiva Originated Product Exercise Notice”). Upon exercise of an Artiva Originated Product Option for an Artiva Originated Product in accordance with this Section 5.8, such Artiva Originated Product shall be deemed an “Exercised Artiva Originated Product.” GCLC hereby grants to Artiva an exclusive (even as to GCLC), royalty-bearing license, worldwide solely with respect to such Exercised Artiva Originated Product, with the right to sublicense through multiple tiers, under the GCLC Core Technology and GCLC’s interest in Joint Inventions and Joint Patents, to research, develop, make, have made, use, offer for sale, sell and import such Exercised Artiva Originated Product in the Field (each, a “Worldwide Artiva Originated Product License”), which Worldwide Artiva Originated Product License shall automatically be effective upon exercise of the Artiva Originated Product Option for such Exercised Artiva Originated Product, and thereafter the Core IP Royalty solely with respect to such Exercised Artiva Originated Product shall be increased from [***] to [***] of worldwide Net Sales of such Exercised Artiva Originated Product for the Core IP Royalty Term, subject to the applicable adjustments in accordance with Section 6.1(e) below.

(c)    Effect of Non-Exercise of Artiva Originated Product Option. If Artiva does not exercise the Artiva Originated Product Option for an Artiva Originated Product prior to end of the Artiva Originated Product Option Exercise Period, the Artiva Originated Product Option shall lapse with respect to such Artiva Originated Product and GCLC shall have a one-time right of first negotiation to obtain a royalty-

bearing, exclusive license outside the Territory to Artiva’s pre-clinical and clinical data for such Artiva Originated Product and Artiva Controlled patents and know-how that relate specifically to such Artiva Originated Product (the “GCLC AOP Ex-Territory License”). Such right of negotiation shall be exercisable by written notice by GCLC to Artiva for the period beginning at the end of the Artiva Originated Product Option Exercise Period and shall end [***] days thereafter, and upon exercise, the Parties shall enter into good faith negotiations on the terms of such GCLC AOP Ex-Territory License for a period of at least [***] days, after which such right of first negotiation shall lapse with respect to such Artiva Originated Product.”

e.	The following is newly added as Section 5.9 of the Option and License Agreement:

“5.9 Option for Improvements to GCLC Core Technology. Artiva agrees to grant to GCLC a non-exclusive option (the “GCLC Improvement Option”) to a royalty-bearing, non-exclusive license to any improvements to the licensed GCLC Core Technology (“Improvements”) that are Controlled solely by Artiva, to develop, make, have made, use, offer for sale, sell and import NK cell products outside the Territory for the purpose of using such products and any products produced by such methods outside the Territory (the “GCLC Improvement License”). Such GCLC Improvement Option shall be exercisable by written notice by GCLC to Artiva identifying the applicable Improvement, and upon exercise, the Parties shall enter into good faith negotiations on the terms of such GCLC Improvement License for a period of at least [***] days, after which such option shall lapse with respect to such Improvement. The GCLC Improvement Option shall expire upon a Change of Control of Artiva. The Parties shall cooperate in good faith through the JOC to facilitate the sharing of information related to Improvements as necessary to enable GCLC to exercise its GCLC Improvement Option with respect thereto.”

f.	Section 6.1(a) of the Option and License Agreement is hereby amended and restated as follows:

“(a) Core IP Royalty Rates. (i) Artiva shall pay to GCLC a royalty equal to [***] on Net Sales of each Licensed Product, including each Exercised Selected Product (or [***] on Net Sales of each Exercised Artiva Originated Product where applicable), the manufacture, use or sale of which is claimed by or uses any GCLC Core Technology, on a country-by-country and Licensed Product-by-Licensed Product basis during the Core IP Royalty Term, subject to the applicable adjustments in accordance with Section 6.1(e) below (the “Core IP Royalties”), or (ii) where Joint Patents are the only Patents that claim the Licensed Product or the manufacture, use or sale thereof, Artiva shall pay to GCLC a royalty on the Net Sales of each Licensed Product, including each Exercised Selected Product, the manufacture, use or sale of which is claimed by or uses any Joint Patent, on a country-by-country and Licensed Product-by-Licensed Product basis during the Core IP Royalty Term, where the royalty rate shall be equal to 50% of the Core IP Royalty payable by Artiva for such Licensed Product for Net Sales in the Territory.

g.	Section 6.1(b)(i) of the Option and License Agreement is hereby amended and restated as follows:

“(i) expiration of the last-to-expire Valid Claim of the GCLC Core Patents and Joint Patents in the country of sale claiming such Licensed Product or the manufacture or use of such Licensed Product”

h.	The following is newly added as Section 6.1(f) of the Option and License Agreement:

“(f) Joint Patent Royalty. GCLC shall pay to Artiva a royalty on the GCLC Net Sales of each Licensed Product, including each Exercised Selected Product, the manufacture, use or sale of which is claimed by or uses any Joint Patent, on a country-by-country and Licensed Product-by-Licensed Product basis during the Core IP Royalty Term, where the royalty rate shall be equal to 50% of the Core IP Royalty payable by Artiva for such Licensed Product for Net Sales in the Territory. For purposes of the foregoing, “GCLC Net Sales” shall mean the gross amount invoiced by GCLC and its Affiliates and sublicensees to Third Party purchasers for the sale or distribution of Licensed Products, including each Exercised Selected Product, outside the Territory, less the same categories of deductions and offsets described in the definition of Net Sales, as applied in the same manner to Licensed Products outside the Territory, that are actually incurred, allowed, accrued, paid or taken and are allocated with respect to such sale or distribution. The foregoing royalty shall be payable on a Licensed Product-by-Licensed Product and country-by-country basis outside the Territory during the period commencing on the First Commercial Sale of such Licensed Product in such country outside the Territory and continuing until the end of the Core IP Royalty Term.”

i.	The last sentence of Section 8.1 of the Option and License Agreement is hereby amended and restated as follows:

“Subject to the rights and licenses granted under this Agreement, including the obligations in Section 6.1, and any Selected Product License Agreement, each Party shall be entitled to practice, grant licenses to, assign and exploit the Joint Inventions and Joint Patents without the duty of accounting or seeking consent from the other Party.”

3.	The License Agreements are hereby amended as follows:

a.	Section 3.1(b)(i) of the AB-101 Agreement and Section 3.2(b)(i) of the AB-201 Agreement and the AB-202 Agreement are each hereby amended and restated as follows:

“(i) expiration of the last-to-expire Valid Claim of the Product Patents and Additional Joint Patents in the country of sale claiming such Product or the manufacture or use of such Product”

b.	The following is newly added as Section 3.1(f) of the AB-101 Agreement and Section

3.2(f) of the AB-201 Agreement and the AB-202 Agreement:

“(f) Additional Joint Patent Royalty. GCLC shall pay to Artiva a royalty on the GCLC Net Sales of each Product, the manufacture, use or sale of which is claimed by or uses any Additional Joint Patent, on a country-by-country and Product-by- Product basis during the Product Royalty Term, where the royalty rate shall be equal to 50% of the Product Royalty payable by Artiva for such Product for Net Sales in the Territory. For purposes of the foregoing, “GCLC Net Sales” shall mean the gross amount invoiced by GCLC and its Affiliates and sublicensees to Third Party purchasers for the sale or distribution of Products outside the Territory, less the same categories of deductions and offsets described in the definition of Net Sales, as applied in the same manner to Products outside the Territory, that are actually incurred, allowed, accrued, paid or taken and are allocated with respect to such sale or distribution. The foregoing royalty shall be payable on a Product-by-Product and country-by-country basis outside the Territory during the period commencing on the First Commercial Sale of such Product in such country outside the Territory and continuing until the end of the Product Royalty Term.”

c.	The last sentence of Section 4.1 of the AB-101 Agreement is hereby amended and restated as follows:

“Subject to the rights and licenses granted under this Agreement, including the obligations in Section 3.1, any other Selected Product License Agreement and the Option Agreement, each Party shall be entitled to practice, grant licenses to, assign and exploit the Additional Joint Inventions and Additional Joint Patents without the duty of accounting or seeking consent from the other Party within the Party’s respective territory.”

d.	The last sentence of Section 4.1 of both the AB-201 Agreement and the AB-202 Agreement is hereby amended and restated as follows:

“Subject to the rights and licenses granted under this Agreement, including the obligations in Section 3.2, any other Selected Product License Agreement and the Option Agreement, each Party shall be entitled to practice, grant licenses to, assign and exploit the Additional Joint Inventions and Additional Joint Patents without the duty of accounting or seeking consent from the other Party within the Party’s respective territory.”

4.	The Research Services Agreement is hereby amended as follows:

a.	Section 5.2 of the Research Services Agreement is hereby amended and restated as follows:

“Section 5.2 Work Product. Unless otherwise agreed by the parties in a Work Order, all right, title and interest in and to Work Product generated in the performance of work conducted under this Agreement by GCLC’s employees, agents, consultants, subcontractors or other representatives, either solely or jointly with employees, agents, consultants or other representatives of Artiva, including all patent and other intellectual property rights therein (collectively with Work Product, the “Arising Intellectual Property”), shall be owned based on conception, as follows: (a) Artiva shall own all Arising Intellectual Property conceived solely by employees, agents or independent contractors of Artiva and all intellectual property rights therein (the “Artiva Arising Intellectual Property”), (b) GCLC shall own all Arising Intellectual Property conceived solely by employees, agents or independent contractors of GCLC and all intellectual property rights therein (the “GCLC Arising Intellectual Property”), and (c) the Parties shall jointly own all Arising Intellectual Property conceived jointly by employees, agents or independent contractors of each Party and all intellectual property rights therein (the “Joint Arising Intellectual Property”). GCLC hereby confirms that such Arising Intellectual Property (including, without limitation, Work Product and Results) that fall within the definition of GCLC Core Technology or Selected Product Technology are included in the licenses granted to Artiva under the Master Agreement and the applicable Selected Product License Agreement, respectively.

(a)    Upon request of GCLC, Artiva and all employees, agents, consultants and subcontractors of Artiva shall sign and deliver to GCLC all writings and do all such things as may be necessary or appropriate to vest in GCLC all right, title and interest in and to such GCLC Arising Intellectual Property. Unless provided otherwise in the Master Agreement or the applicable Selected Product License Agreement, GCLC may, in its sole discretion, file and prosecute in its own name and at its own expense, patent applications on any patentable inventions within the GCLC Arising Intellectual Property. Upon the request of GCLC, and at GCLC’s expense, Artiva shall assist GCLC in the preparation, filing and prosecution of such patent applications and shall execute and deliver any and all instruments necessary to effectuate the ownership of such patent applications and to enable GCLC to file and prosecute such patent applications in any country.

(b)    Upon request of Artiva, GCLC and all employees, agents, consultants and subcontractors of GCLC shall sign and deliver to Artiva all writings and do all such things as may be necessary or appropriate to vest in Artiva all right, title and interest in and to such Artiva Arising Intellectual Property. Unless provided otherwise in the Master Agreement or the applicable Selected Product License Agreement, Artiva may, in its sole discretion, file and prosecute in its own name and at its own expense, patent applications on any patentable inventions within the Artiva Arising Intellectual Property. Upon the request of Artiva, and at Artiva’s expense, GCLC shall assist Artiva in the preparation, filing and prosecution of such patent applications and shall execute and deliver any and all instruments necessary to effectuate the ownership of such patent applications and to enable Artiva to file and prosecute such patent applications in any country.

(c)    The Parties shall cooperate with each other in the preparation, filing and prosecution of Joint Arising Intellectual Property.”

5.

This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document. The Parties agree that signatures transmitted by electronic means (e.g. facsimile or a scanned version of the executed agreement in PDF format attached to an e-mail) shall bind the Parties. This Amendment is otherwise governed by the terms and conditions of the Agreements, except as amended hereby.

[Signature Page Follows]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, each of the undersigned parties have had this Amendment executed by its duly authorized representatives.

ARTIVA BIOTHERAPEUTICS, INC.		GC CELL CORPORATION

By:	/s/ Fred Aslan	By:	/s/ Dae-Woo Park

Printed Name:	Fred Aslan	Printed Name:	Dae-Woo Park

Title:	Chief Executive Officer	Title:	Chief Executive Officer

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